EXHIBIT 10.2

                                SECOND AMENDMENT
                                       TO
                              CONSULTING AGREEMENT


         This Second Amendment to Consulting Agreement (this "AMENDMENT"), is made and entered into as of August 6, 2004, by and between SeaLife Corporation, a Delaware corporation (the "COMPANY"), and Gael Himmah, doing business as Aspen Laboratories, Ecosys International and SeaLife Marine Coatings (hereinafter, the "CONSULTANT"), and amends that certain Consulting Agreement (the "AGREEMENT"), made and entered into as of January 1, 2003 and amended as of July 19, 2004, between the Company and the Consultant.

                                    RECITALS

         WHEREAS, pursuant to the terms of the Agreement, the Company engaged the Consultant to assist the Company in the ongoing use of certain technologies acquired from the Consultant;

         WHEREAS, in consideration of the services provided to the Company by the Consultant, the Company will pay the Consultant the compensation stated in Exhibit B of the Agreement; and

         WHEREAS, the Company and the Consultant desire to amend the Agreement to provide for payment of the compensation stated in Exhibit B of the Agreement through the issuance of the common stock, par value $0.0001 per share, of the Company ("COMPANY COMMON STOCK").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and agreeing to be bound by the terms hereof, the parties to this Amendment hereby agree as follows:

                                    AMENDMENT

         A. Exhibit B of the Agreement shall be amended and restated in its entirety to read as follows:

                  The Consultant shall be paid $12,500 per month starting April 15, 2004.

                  Payment shall be due on the 10th of the month. The consultant shall also be reimbursed for prior approved expenses incurred at the request of the Company.

                  For a period of six months after the date of this Amendment, all sums payable to Consultant pursuant to this Exhibit B shall be payable either (i) in cash or (ii) through the issuance of a number of shares of Company

                  Common Stock (the "COMPENSATION COMMON STOCK"), having a value at the time of issuance, based on the average trading price of Company Common Stock, as quoted on the Over The Counter
                  Bulletin Board, for the twenty (20) consecutive trading days immediately preceding the date of issuance of such shares of Company Common Stock, equal to all sums due hereunder, which immediately may be sold by the Consultant without restriction pursuant to a Form S-8 Registration Statement with an accompanying re-offer prospectus (the "S-8 REGISTRATION STATEMENT").

                  Subsequent to the six (6)-month period noted in the preceding paragraph, all sums payable to the Consultant pursuant to this Exhibit B shall be payable in cash, or in such other form of consideration mutually agreed upon in writing by the Company and the Consultant.

                  The Company will prepare and file the S-8 Registration Statement as soon as reasonably practicable following the Effective Date, and will update the S-8 Registration Statement and otherwise keep it current as necessary in order for the Consultant to receive and sell the Compensation Common Stock as it is issued pursuant to valid exemptions from registration statement and prospectus delivery requirements under applicable federal and state securities laws.

         B. Except as expressly modified herein, all terms and conditions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall govern.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment to Consulting Agreement as of the date first above written.



COMPANY                                    SEALIFE CORPORATION,
                                           a Delaware corporation





                                           By /s/ Robert McCaslin
                                              ----------------------
                                           Name:  Robert McCaslin
                                           Title: President & CEO







CONSULTANT                                 GAEL HIMMAH,
                                           doing business as Aspen Laboratories,
                                           Ecosys International and
                                           SeaLife Marine Coatings


                                           /s/ Gael Himmah
                                           -------------------------
                                           Gael Himmah